Exhibit 3.770

EXPEDITED AZ CORP. COMMISSION DELIVERED

OCT 22 1998

FILED BY [ILLEGIBLE] TERM DATE 10-22-98
STATE OF ARIZONA
OFFICE OF THE
CORPORATION COMMISSION
The following is a list of the mandatory information required in the Articles of Organization of an
Arizona Limited Liability Company. (This is not intended for use as a blank form, but as a guideline only.) You may include any other provision in your Articles that is consistent with the
Arizona Limited Liability Company Act (A.R.S. §29-601 et seq.)
ARTICLES OF ORGANIZATION
Pursuant to A.R.S. §29-632 the undersigned states as follows:
1.	The name of the limited liability company is

Republic Services of Arizona Hauling, LLC

2.	The address of the registered office in Arizona is

c/o Suburban Sanitation Services, 2217 East 13th Street, Yuma, AZ 85365

located in the County of Yuma County

3.	The name and address of the statutory agent is: (This may be either an individual resident of this State, a domestic corporation, a limited liability company or foreign corporation or limited liability company authorized to transact business in this state)

C T CORPORATION SYSTEM

3225 North Central Avenue

Phoenix, Maricopa County, Arizona 85012

4.	The latest date, if any, on which the limited liability company must dissolve is

December 31, 2050

5.	A. (Check appropriate Box.)
☑	Management of the limited liability company is vested in a manager or managers. The names and addresses of each person who is a manager AND each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

☐	Management of the limited liability company is reserved to the members. The names and addresses of each person who is a member are:

Harris W. Hudson, Manager
	110 S.E. 6th street, 20th Floor, Ft. Lauderdale, FL 33301	☑ member	☐ manager
RS/WM Holding Company, Inc.
	110 S.E. 6th Street, 20th Floor, Ft. Lauderdale, FL 33301	☐ member	☑ manager

		☐ member	☐ manager

		☐ member	☐ manager

Signed:	/s/ David A. Barclay David A. Barclay, Vice President & Authorized Person	Date: 10/21/98

Signed:	/s/ Harris W. Hudson Harris W. Hudson, Manager	Date: 10/21/98

	Phone (954) 769-2928	FAX (954) 769-6527
	[optional]	[optional]
The person(s) executing this document need not be member(s) of the limited liability company at the time of formation or after formation has occurred.
I, C T CORPORATION SYSTEM, having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM
By:	/s/ Vickie M. Prince
(Signature of Statutory Agent)

Filing Fee: $50.00 (U.S.)	Vickie M. Prince
(Please make check payable to the Arizona Corporation Commission)	Assistant Secretary

AZ Corp. Commission

02711909

AZ CORPORATION COMMISSION FILED
MAR 09 2009
FILE NO. L-0855285-0
ARTICLES OF AMENDMENT
Pursuant to A.R.S. 29-633 (F)
1.	The name of the limited liability company is:

Republic Services of Arizona Hauling, LLC.

2.	Attached hereto as Exhibit A is the text of the amendment.

Dated this 5th day of March, 2009.

Signature: /s/ Jo Lynn White

Print Name: Jo Lynn White, VP and Secretary of Republic Services Holding Company, Inc., Sole Member
Check One:            ☑ Member            ☐ Manager

DO NOT PUBLISH THIS SECTION
The amendment must be executed by a manager if management of the limited liability company is vested in a manager or by a member if management is reserved to the members.
Arizona Corporation Commission
Corporations Division

EXHIBIT A
TEXT OF ARTICLES OF AMENDMENT
TO THE ARTICLES OF ORGANIZATION
OF
REPUBLIC SERVICES OF ARIZONA HAULING, LLC
FIRST: Article 2 of the Articles of Organization is hereby amended in its entirety to read as follows:
“2. The address of the registered office in Arizona is:
c/o C T Corporation System
2394 E. Camelback Road
Phoenix, AZ 85016”
SECOND: Article 4 of the Articles of Organization is hereby amended in its entirety to read as follows:
“4. The duration of the limited liability company is perpetual.”
THIRD: Article 5 of the Articles of Organization is hereby amended in its entirety to read as follows:
“5. Management of the limited liability company is reserved to the sole member. The name and address of the limited liability company’s sole member is:
Republic Services Holding Company, Inc.
18500 North Allied Way
Phoenix, Arizona 85054”
Arizona Corporation Commission
Corporations Division